                                  ALLONGE NO. 1


                                                         LOS ANGELES, CALIFORNIA
                                                                     MAY 4, 1998

                                    RECITALS


         WHEREAS, the undersigned, Whittaker Corporation, a Delaware corporation (the "Company"), issued that certain 7% Convertible Subordinated Note due May 1, 2005, dated April 24, 1995 (the "Note"), in favor of Hughes Electronics Corporation, a Delaware corporation ("Hughes");

                                     ALLONGE

         NOW THEREFORE, the Company hereby agrees with Hughes that, effective as of the date of this Allonge No. I (the "Effective Date"):

1.       A new Section 3. 1 (f) is hereby added to the Note as follows:

         If the Company redeems this Note in whole or in part prior to May 4, 2002, the Company shall issue to Hughes warrants to purchase the number of shares of Common Stock of the Company which would have been issued by the Company if Hughes had elected to convert the principal amount of the Note subject to such redemption at the conversion price, as defined in Section 4. 1. The exercise price of the warrants shall be equal to the conversion price, as defined in Section 4. 1, and such warrants shall expire on May 4, 2002. The form of such warrant is attached hereto as Exhibit A.

2.       Section 4.1 of the Note is hereby amended in its entirety as follows:

         4.1 Conversion. The Holder of this Note shall have the right, at his option, at any time up to and including April 25, 2005 (except that, with respect to any Note or portion of a Note which shall be called for redemption pursuant to Section 3.1 or repurchase pursuant to Section 3.2, such right shall terminate, except as provided in Section 3.3, at the close of business on the fifth Business Day prior to the Redemption Date fixed for such Note or portion of a Note), to convert, subject to the terms and provisions of this Section 4, all or any part (but not less than $1,000,000 or the unpaid principal balance of this Note, whichever is less) of the principal of this Note into shares of Common Stock of the Company at $16.97 per share; or, in case an adjustment of such price has taken place pursuant to the provisions of Section 4.3, then at the price as last adjusted (such price or adjusted price being referred to herein as the "conversion price"), upon surrender of the Note, the principal of which is so to be converted, accompanied by a conversion notice in the form provided (or separate written notice reasonably satisfactory to the Company) (hereinafter referred to as the "conversion notice") duly executed, to the Company at any time during usual business hours and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or his attorney duly authorized in writing. For convenience, the conversion of all or any portion of the principal of any Note into the Common Stock is hereinafter sometimes referred to as the "conversion" of such Note.

3.       Section 4.4 of the Note is hereby amended in its entirety as follows:

         4.4 Fractional Shares and Fractional Warrants. No fractional shares or fractional warrants or scrip representing fractional shares or fractional warrants shall be issued upon the conversion of any Note or the issuance of any warrants pursuant to Section 3.1(f) hereof. If the conversion of any Note or the issuance of any warrants pursuant to
         Section 3. 1 (f) hereof results in a fraction, the Holder shall be paid an amount equal to such fraction multiplied by the Current Market Price (determined as provided in Section 4.3(d)).

4. Except as otherwise expressly defined herein, all capitalized terms used in this Allonge No. I shall have the same meaning as defined in the Note.

The Company hereby authorizes Hughes to attach this Allonge No. I to the front of the Note.


                                           WHITTAKER CORPORATION

                                           By:

                                           Name:

                                           Title:

                                                                       EXHIBIT A

                                                              [DATE OF ISSUANCE]


                 THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES
           LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED
                OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH LAWS
                 OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE

                               WARRANT TO PURCHASE
                                  COMMON STOCK
                                       OF
                              WHITTAKER CORPORATION

                             VOID AFTER MAY 4, 2002

          THIS CERTIFIES that, for value received, Hughes Electronics Corporation ("Warrant Holder"), is entitled, subject to the terms of Section I hereof, to subscribe for and purchase from Whittaker Corporation, a Delaware corporation (the "Company"), at the price of [the conversion price of the 7% Convertible Subordinated Note due May 1, 2005, dated April 24, 1995, as adjusted by Allonge No. I thereto in effect on the date of issuance of the Warrant] per share, or in case an adjustment of such price has taken place pursuant to the provisions of Section 2 hereof, then at the price as last adjusted (such price or adjusted price, hereinafter called the "Warrant Price"), up to [the principal amount of the 7% Convertible Subordinated Note due May 1, 2005, dated April 24, 1995, as adjusted by Allonge No. I thereto, being redeemed, divided by the Warrant Price in effect on the date of issuance of the Warrant] fully paid, nonassessable shares of Common Stock, $.01 par value, of the Company ("Common Stock"), or in case an adjustment in the number of shares of Common Stock has taken place pursuant to Section 2 hereof, then such adjusted number of shares of Common Stock, subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including, without limitation, the provisions of Section 3 hereof.

         1.       Exercise of Warrant.

                  (a) This Warrant shall be exercisable at any time or from time to time after the date of issuance on or prior to May 4, 2002. This Warrant may be exercised by the Warrant Holder hereof, in whole or in part (but not for less than the number of shares of Common Stock determined by dividing $1,000,000 by the Warrant Price, or the total number of shares of Common Stock subject to the Warrant, whichever is less), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the principal executive offices of the Company (or at such other agency or office of the Company in the United States as it may designate by notice in writing to the Warrant Holder at the address of the Warrant Holder appearing on the books of the Company), and by payment to the Company of the Warrant Price, in cash, by wire transfer in immediately available funds, or by certified or official bank check, for each share of Common Stock being purchased.

                  (b) As promptly as practicable after the exercise of rights represented by the Warrant, the Company shall deliver or cause to be delivered to the Warrant Holder certificates representing the number of fully paid and nonassessable shares of Common Stock so purchased. Such exercise shall be deemed to have been made at the close of business on the date that the Warrant shall have been exercised with the subscription form duly executed, so that the rights of the Warrant Holder as such holder shall cease at such time and, subject to the following provisions of this paragraph, the Warrant Holder shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time, and such exercise shall be at the Warrant Price in effect at such time; provided, however, that no such exercise on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Warrant Holder as the record holder of such shares of Common Stock on such date, but such exercise shall be effective to constitute the Warrant Holder as the record holder thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such exercise shall be at the Warrant Price in effect on the date that such Warrant shall have been exercised, as if the stock transfer books of the Company had not been closed.

                  (c) If the Warrant shall be exercised in part, then the Company shall, upon surrender of the Warrant to the Company, issue a new Warrant entitling the Warrant Holder to subscribe for and purchase, on the terms hereof, the number of shares of Common Stock equal to the difference between (i) the number of shares of Common Stock subject to subscription and purchase pursuant to the Warrant being surrendered and (ii) the number of shares of Common Stock being purchased pursuant to such partial exercise.

                  (d) If the last day for the exercise of the Warrant shall not be a Business Day, then the Warrant may be exercised on the next succeeding Business Day.

         2.        Antidilution Provisions.

         The Warrant Price and the number of shares of Common Stock issuable upon exercise of the Warrant shall be subject to adjustment from time to time as follows:

                  (a) If the Company shall (i) pay a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, (x) the number of shares of Common Stock issuable upon exercise of the Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrant Holder upon exercise of the Warrant after such time shall be entitled to receive the number of shares of Common Stock which the Warrant Holder would have owned or been entitled to receive had the Warrant been exercised immediately prior to such time and (y) the Warrant Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to the adjustment in the preceding clause (x) and of which the denominator shall be the number of shares of Common Stock issuable upon exercise of the Wart-ant immediately after the adjustment in the preceding clause (x). Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subsections (b) and (c) below. Such adjustment shall be made successively whenever any event specified above shall occur.

                  (b) If the Company shall fix a record date for the issuance of rights or warrants (other than this Warrant or replacements thereof) to all holders of its Common Stock entitling them to subscribe for or purchase shares of its Common Stock (or securities convertible into shares of its Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in subsection (d) below) of a share of Common Stock on such record date, (i) the Warrant Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction ("Fraction B"), of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so offered for subscription or purchase would purchase at the Current Market Price per share (determined by multiplying such total number of shares by the exercise price of such rights or warrants (or by the applicable conversion price in the case of convertible securities) and dividing the product so obtained by such Current Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible); and (ii) the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted immediately thereafter so that such number shall equal the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior thereto multiplied by the reciprocal of Fraction B. Shares of Common Stock owned by or held for the account of Company or its Subsidiaries shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights or warrants are not so issued, the Warrant Price then in effect shall be readjusted to the Warrant Price which would then be in effect if such record date had not been fixed.

                  (c) If the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class of its Capital Stock other than its Common Stock or (ii) of evidences of its indebtedness or (iii) of other assets (excluding non-extraordinary cash dividends or distributions, and dividends or distributions referred to in subsection (a) above) or (iv) of rights or warrants to subscribe for or purchase its securities (excluding those referred to in subsection (b) above and other than this Warrant or replacements thereof), then in each such case (x) the Warrant Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction ("Fraction C"), of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the Current Market Price per share on such record date, less the fair market value (as determined by the Board of Directors of the Company in good faith, and described in a resolution of the Board of Directors of the Company) of said shares or evidences of indebtedness or assets or rights or warrants so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such Current Market Price per share; and (y) the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted immediately thereafter so that such number shall equal the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior thereto multiplied by the reciprocal of Fraction C. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Warrant Price then in effect shall be readjusted to the Warrant Price which would then be in effect if such record date had not been fixed.

                  (d) For the purpose of any computation under subsections (b) and (c) above, the Current Market Price per share on any date shall be deemed to be the aver-age of the daily closing prices for the 10 consecutive trading days immediately preceding such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or national automated quotation system on which the Common Stock is listed or admitted to trading or quoted or, if not so listed or admitted to trading or quoted, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange firm selected from time to time by the Company for that purpose and reasonably satisfactory to the Warrant Holder. For purposes of this subsection (d), the term "trading day" shall not include any day on which securities are not traded on such exchange or in such market.

                  (e) In any case in which this Section 2 shall require that an adjustment shall become effective immediately after a record date or an effective date for an event, the Company may defer until the occurrence of such event issuing to the Warrant

Holder upon exercise of the Warrant after such record date or effective date and before the occurrence of such event the shares issuable upon such exercise. If such adjustment results in a reduction of the Warrant Price, the Company shall return to the Warrant Holder the difference between the amount previously received by the Company from the Warrant Holder in connection with such exercise and such lesser amount due as a result of such reduction in the Warrant Price. If such adjustment results in an increase in the Warrant Price, the Warrant Holder shall deliver to the Company the difference between such greater amount due in connection with such exercise as a result of such increase in the Warrant Price and the amount previously received by the Company in connection with such exercise.

                  (f) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this subsection (f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (g) Whenever the Warrant Price and number of shares of Common Stock issuable upon exercise of the Warrant are adjusted as provided in this
Section 2, the Company shall promptly provide the Warrant Holder (i) an Officers' Certificate in the case of an adjustment pursuant to subsection (a) of this Section 2 or (ii) an Opinion of Counsel in the case of any other adjustment, in each case setting forth the Wan-ant Price and number of shares of Common Stock issuable upon exercise of the Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which Officers' Certificate or Opinion of Counsel, as the case may be, shall be prima facie evidence of the correctness of any such adjustment absent manifest error.

                  (h) All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued the exercise of the Warrant.

         4.       Mergers, Etc.

                   (a) In case of any consolidation with or merger of the Company into another corporation (other than a merger or consolidation in which the Company is the continuing corporation), or in case of any sale, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall execute a supplemental instrument to this Warrant providing that the Warrant Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock, other securities or property, including cash, receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance.

                  (b) In case of (i) any reclassification or change of the shares of Common Stock of the Company issuable upon exercise of this Warrant or
(ii) any consolidation with or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (in each case, other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination subject to
Section 2(a), but including any change in the shares of Common Stock into two or more classes or series of shares), the Company shall execute a supplemental instrument to this Warrant providing that the Warrant Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock, other securities or property, including cash, receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger.

                   (c) Any supplemental instrument entered into pursuant to this
Section 4 shall (i) where appropriate, state the Warrant Price in terms of one full share of Common Stock or one full share of the Capital Stock of any successor, leasing or purchasing corporation and (ii) provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. A copy of each such supplemental instrument shall be promptly provided to each Warrant Holder.

                   (d) The above provisions of this Section 4 shall similarly apply to successive reclassifications and changes of shares and to successive consolidations, mergers, sales or conveyances.

         5. Reservation of Shares. The Company covenants that it will at all times reserve, free from pre-emptive rights, out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of the Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully paid and nonassessable.

         6.       Corporate Action.

                  (a) Before taking any action which would cause an adjustment reducing the Warrant Price below the then stated or par value of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Warrant Price.

                  (b) The Company covenants that if any shares of Common Stock, required to be reserved for purposes of exercise of the Warrant hereunder, require registration with or approval of any governmental authority under any United States Federal or State Law, or listing upon the New York Stock Exchange or any other applicable national securities exchange or quotation system, before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

         7. No Charge. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Warrant Holder for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of the Warrant Holder.

         8.       Notice.  If at any time the Company shall propose:

                  (a) to pay any dividend or make any distribution on shares of its Common Stock in shares of its Common Stock or to fix a record date for the making of any other distribution (other than a non-extraordinary cash dividend or distribution) to all holders of shares of its Common Stock; or

                  (b) to fix a record date for the issuance of rights or warrants (other than this Warrant or replacements thereof) to all holders of shares of its Common Stock entitling them to purchase any additional shares of its Common Stock or any other securities; or

                  (c) to effect any reclassification, subdivision or combination of outstanding shares of its Common Stock; or

                  (d) to effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall cause notice thereof to be mailed to the Warrant Holder at the Warrant Holder's last address known to the Company at least 30 days prior to the date on which (i) the books of the Company shall close, or a record shall be taken, for such dividend, distribution or issuance of rights or warrants or (ii) such reclassification, subdivision, combination, liquidation, dissolution or winding-up shall become effective, as the case may be.

          9. No Stockholder Rights or Liabilities. This Warrant shall not entitle the Warrant Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Warrant Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Warrant Holder, shall give rise to any liability of the Warrant Holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          10. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed under this Warrant by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant in order to protect the rights of the Warrant Holder against impairment of the exercise rights provided for herein.

          11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

          12. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by national overnight courier service or by certified or registered mail, postage prepaid and addressed, if to the Warrant Holder, to the Warrant Holder at the address shown on the records of the Company or at such other address as shall have been furnished to the Company by notice from the Warrant Holder and, if to the Company, addressed to the Company at 1955 North Surveyor Avenue, Simi Valley, California 93063, Attention: President, or at such other address as shall have been furnished to the Warrant Holder by notice from the Company.

          13. Definitions. Except as otherwise expressly defined herein, capitalized terms used in this Warrant shall have the same meaning as defined in that certain 7 % Convertible Subordinated Note, dated April 24, 1995, as adjusted by Allonge No. I thereto.

          IN WITNESS WHEREOF, WHITTAKER CORPORATION, has executed this Warrant on and as of the day and year first above written.

                                               WHITTAKER CORPORATION

                                               By:
                                                   [Title]


[Corporate Seal]



Attest:

Secretary

                        SUBSCRIPTION FORM TO BE EXECUTED
                          UPON EXERCISE OF THE WARRANT


                                                             Date


To Whittaker Corporation:


         The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase shares of Common
         Stock covered by such Warrant, and herewith tenders $        in payment
         of the purchase price for such shares.



                                       HUGHES ELECTRONICS CORPORATION

                                       By:

                                       Address: